Exhibit 99.1

Reconciliation of Income from Continuing Operations Before Taxes and Minority Interest to EBITDA by Operating Segment
(in millions)

	Community	Residential
	Residential	Real Estate	Commercial			Corporate
	Real Estate	Services	Real Estate	Forestry	St. Joe Land	& Other	Consolidated

For the Three Months Ended June 30, 2003
Income from Continuing Operations Before Taxes and Minority Interest	$22.8	$—	$(10.9)	$2.2	$12.8	$(10.7)	$16.2
Plus:
Depreciation & amortization	1.8		3.3	1.0	0.1	0.9	7.1
Interest expense	1.9		1.9	—	—	1.1	4.9
Less:
Minority interest	(0.4)	—	(0.1)	—	—	—	(0.5)

EBITDA	$26.1	$—	$(5.8)	$3.2	$12.9	$(8.7)	$27.7

For the Three Months Ended June 30, 2002
Income from Continuing Operations Before Taxes and Minority Interest	$22.2	$—	$(0.6)	$2.3	$10.5	$(13.7)	$20.7
Plus:
Depreciation & amortization	1.0	0.2	2.3	1.1	—	0.9	5.5
Interest expense	1.0	0.1	2.0	—	—	3.4	6.5
Discontinued operations and gain on sale of discontinued operations	—	34.0	—	—	—	—	34.0
Less:
Minority interest	(0.3)	—	—	—	—	—	(0.3)

EBITDA	$23.9	$34.3	$3.7	$3.4	$10.5	$(9.4)	$66.4

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization and is net of the effects of minority interests. Prior year EBITDA had been changed to conform with the SEC’s current guidance on non-GAAP financial measures.